 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 2, 2019

AmpliTech Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54355	92-4566352
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Johnson Avenue

Bohemia, NY 11716

(Address of principal executive offices)

(631)-521-7831

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 2, 2019, Amplitech Group, Inc., (“AMPLITECH”) entered an engagement letter for strategic intellectual property consulting services (the “Agreement”) with ipCapital Group (“ipCG”), to assist in the formulation and execution of AMPLITECH’s intellectual property (“IP”) strategy.

Initially, ipCG will assist AMPLITECH to formulate a comprehensive “ipStory” around our proprietary trade secrets, knowhow and technology. This process is expected to take a couple of months and will be made available to investors once complete.

ipGC’s plan is designed to assist AMPLITECH via the following phases:

•	Phase 1: Extract invention concepts via our ipScan® process

•	Phase 2: Develop an ipStory® to demonstrate the value of IP to current and future investors

The consideration to be paid to ipCG is $30,000, of which ipCG has agreed to accept 200,000 shares of restricted common stock upon completion of the project at $0.10 per share as payment of $20,000 of the $30,000.

Prior to the date of the Agreement, AMPLITECH’s only relationship with ipCG was the negotiation of the Agreement. The agreement was entered into at an arm’s-length.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Engagement Letter for Strategic Intellectual Property Consulting Services, by and between Amplitech Group, Inc. and ipCapital Group, dated July 2, 2019.

99.1	Press release published by Amplitech Group, Inc. on July 9, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 9, 2019

Amplitech Group, Inc.

/s/ Fawad Maqbool
By:	Fawad Maqbool
Title:	President

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EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Engagement Letter for Strategic Intellectual Property Consulting Services, by and between Amplitech Group, Inc. and ipCapital Group, dated July 2, 2019.

99.1	Press release published by Amplitech Group, Inc. on July 9, 2019.

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